Consent of Ernst & Young LLP, Independent Auditors




We consent to the references to our firm under the captions "Financial Highlights" in the Pioneer Variable Contracts Trust's Class I Shares Prospectus, the Pioneer Real Estate Shares VCT Portfolio Class I Shares Propectus and the Pioneer Real Estate Shares VCT Portfolio Class II Shares Prospectus, and "Independent Auditors" and "Financial Statements" in the Pioneer Variable Contracts Trust's Statement of Additional Information in Post-Effective Amendment No. 30 to the Registration Statement of Pioneer Variable Contracts Trust, and to the incorporation by reference in Post-Effective Amendment No. 30 of our report on the financial statements and financial highlights for the year ended December 31, 2003 of Pioneer Variable Contracts Trust, dated February 17, 2004, (Form N-1A, 1933 Act File No. 33-84546), which is incorporated by reference in Post-Effective Amendment Number 31 to the Registration Statement of Pioneer Variable Contracts Trust.




                              /s/ ERNST & YOUNG LLP


Boston, Massachusetts
May 24, 2004